Exhibit 99.1

Frank De Costanzo Joins Eagle Bulk Shipping as Chief Financial Officer

STAMFORD, Conn. September 29, 2016 -- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) (the "Company" or “Eagle Bulk”) today announced that Frank De Costanzo will join the Company as Chief Financial Officer and Secretary, effective September 30th. Mr. De Costanzo brings more than 30 years of banking, finance, public company and related leadership experience, with a focus on commodity and related markets. This includes serving most recently as Senior Vice President and Chief Financial Officer of the Catalyst Paper Corporation, one of North America’s largest pulp and paper companies. Mr. De Costanzo also previously served as Vice President and Global Treasurer at Kinross Gold Corporation, one of the world’s largest gold mining companies.

Mr. De Costanzo succeeds Adir Katzav who, with Eagle Bulk’s recent relocation to Stamford, CT, has decided to step down to pursue other professional opportunities.

Gary Vogel, Eagle Bulk's CEO, commented, “Frank’s addition to Eagle Bulk reinforces our commitment to attracting the best and brightest in pursuit of above market results and positioning Eagle Bulk as the world's premier Drybulk Supramax owner/operator. It is a tribute to our progress and potential in this regard that someone of Frank’s qualifications has joined the Company in this leadership capacity. We look forward to benefiting from his financial acumen and organizational leadership skills as we execute on our strategic plans.”

Mr. Vogel added “On behalf of the entire Eagle Bulk organization, I want to thank Adir for his tireless commitment and many contributions over the years. We wish him nothing but the best as he continues his career.”

Mr. De Costanzo added, “With recent developments, I believe that Eagle Bulk now possesses the balance sheet strength and financial flexibility to take advantage of opportunities in the dry bulk market. I am excited to commence work and contribute to the Company’s success in the years to come.”

Earlier in his career, Mr. De Costanzo served in positions of increasing responsibility at Pitney Bowes Inc., including Assistant Treasurer, Director of Internal Audit and Finance Director, International, for Pitney Bowes Software. He also worked at The Dai-Ichi Kangyo Bank (now part of the Mizuho Financial Group) and Union Bank of Switzerland. He earned a B.S. in Finance from Providence College and an Executive MBA from The University of Connecticut.

About Eagle Bulk Shipping

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in Stamford, Connecticut. We own one of the largest fleets of Supramax dry bulk vessels in the world. Supramax dry bulk are vessels which are constructed with on-board cranes, ranging in size from approximately 50,000 to 65,000 dwt and are considered a sub-category of the Handymax segment, typically defined as 40,000-65,000 dwt. We transport a broad range of major and minor bulk cargoes, including but not limited to coal, grain, ore, pet coke, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company's forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media and Investor Contact

Jonathan Morgan or Alex Hinson

Perry Street Communications

214-965-9955

jmorgan@perryst.com

ahinson@perryst.com

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